UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

Shire plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	98-0484822
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke,
Hampshire RG24 8EP England

(Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code      44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2007, Shire entered into a syndication and amendment agreement relating to its US $2,300,000,000 facilities agreement dated February 20, 2007 with a number of financial institutions, for which ABN AMRO Bank N.V., Barclays Capital, Citigroup Global Markets Limited and The Royal Bank of Scotland plc acted as lead arrangers.  The syndication and amendment agreement amends the original February 20, 2007 facilities agreement, and the following is a description of the material changes.

The original US $1 billion term loan facility and the US $0.3 billion term loan facility have been repaid in full, and the US $1 billion revolving credit facility for general corporate purposes has been increased to US $1.2 billion.

The original lenders, ABN AMRO Bank N.V., Barclays Capital, Citigroup Global Markets Limited and The Royal Bank of Scotland plc, continue to commit to the revolving credit facility and in addition, Lloyds TSB Bank plc, Bank of America, N.A. and Morgan Stanley Bank will become new lenders.

The syndication and amendment agreement amends the financial covenants to make them less restrictive, namely by amending the definition of EBITDA in the facilities agreement and by increasing Shire’s allowable ratio of Net Debt to EBITDA so that it may not exceed 3.5:1 at any testing date for the duration of the revolving credit facility, except that following an acquisition or in-licensing payment by Shire for a consideration which includes a cash element of at least US $250 million Shire may elect to increase the ratio of Net Debt to EBITDA to 4.0:1 for a limited period.  The syndication and amendment agreement also makes certain operating covenants less restrictive by increasing the amount of permitted loans to third parties and by removing the requirement that proceeds of certain debt incurrence be applied towards the mandatory prepayment of the revolving credit facility.

The syndication and amendment agreement is governed by English law.

The foregoing description of the syndication and amendment agreement does not purport to be complete and is qualified in its entirety by reference to the syndication and amendment agreement, which is filed as Exhibit 99.01 hereto, and is incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

                  (d)  Exhibits.  The following exhibit is filed herewith:

99.01
Syndication and Amendment Agreement dated July 19, 2007 for Shire plc arranged by ABN AMRO Bank N.V., Barclays Capital, Citigroup Global Markets Limited and The Royal Bank of Scotland plc relating to a facility agreement dated February 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell

	Name:	Angus Russell
	Title:	Chief Financial Officer

Dated: July 25, 2007

EXHIBIT INDEX

Number	Description

99.01
Syndication and Amendment Agreement dated July 19, 2007 for Shire plc arranged by ABN AMRO Bank N.V., Barclays Capital, Citigroup Global Markets Limited and The Royal Bank of Scotland plc relating to a facility agreement dated February 20, 2007.